Black Hills Corp. Reaffirms 2026 Earnings Guidance, Reports 2026 First-Quarter Results, and Provides Updates on Merger with NorthWestern Energy and Data Center Progress

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Reaffirms 2026 adjusted earnings guidance in the range of $4.25 to $4.45 per share, excluding merger-related costs
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Served new all-time peak load at Wyoming Electric of 393 MW, reflecting an increase of 4% over 2025 peak
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Executed an agreement with a prospective customer to reserve generation equipment as part of the resource mix to serve a 1.8 GW data center project in Wyoming
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Received shareholder approval of all merger proposals and reached constructive settlement agreements with certain key intervenors in Montana and South Dakota, and a full settlement in Nebraska
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Wildfire legislation enacted in South Dakota protecting utilities from liability for damages when following wildfire mitigation plans filed with the commission

RAPID CITY, S.D. — May 6, 2026 — Black Hills Corp. (NYSE: BKH) today announced financial results for the first quarter ended March 31, 2026. Net income available for common stock and earnings per share, diluted (EPS) for the three months ended March 31, 2026, compared to the three months ended March 31, 2025, were:

	Three Months Ended March 31,
	2026	2025
	(in millions, except per share amounts)
GAAP:
Net income available for common stock	$131.0	$134.3
Earnings per share, Diluted	$1.73	$1.87

Non-GAAP (a):
Adjusted earnings	$135.1	$134.3
Adjusted EPS	$1.79	$1.87

(a)
During the three months ended March 31, 2026, Black Hills incurred costs of $0.05 per share, related to the pending merger with NorthWestern Energy. See additional details in the GAAP-to-Non-GAAP reconciliation table in the Use of Non-GAAP Financial Measures section below. Minor differences may result due to rounding.

First-quarter GAAP EPS was $1.73 compared to $1.87 in the same period in 2025. First-quarter adjusted EPS of $1.79, excluding $0.05 of after-tax merger-related costs, compared to $1.87 in the same period in 2025. Financial results included $0.18 per share of weather impacts from mild winter temperatures, and higher financing and depreciation costs, which were partially offset by new rates and rider recovery and lower operations and maintenance expenses.

“I'm proud of the strong operational performance by our team and progress on our strategic initiatives in 2026 to date, providing us confidence in reaffirming our full-year earnings guidance,” said Linn Evans, president and CEO of Black Hills Corp. “We maintained our solid financial position and executed on our capital plan for our customers, including ongoing construction of our 99-MW Lange II generation project in Rapid City that is expected to begin serving customers in the fourth quarter. During the first quarter, we also requested our first rate review in more than a decade for our South Dakota Electric utility, seeking recovery of our investments and costs to serve our customers safely and reliably.

“Our data center pipeline of more than 3 GW includes 600 MW by 2030 in our five-year financial plan primarily driven by Microsoft’s expansion of existing operations and Meta’s new AI data center. In addition, we continue to make progress toward definitive agreements to serve other large-load projects, including a 1.8 GW data center, which would be additive to our current plan. We are also excited about Microsoft's recognition of the value of Wyoming and our decades-long relationship, and their recently announced intention to invest in 3,200 acres of additional land for future data center expansion in Cheyenne, which would provide upside potential to our growth pipeline.

“Our customer-focused strategy has positioned us to consistently and innovatively deliver safe, reliable, and affordable energy while supporting the needs of our customers and communities for growth. We are confident in our ability to deliver earnings in the upper half of our 4% to 6% long-term EPS growth target, and we look forward to an even stronger energy future for all our stakeholders as a larger, premier Midwest utility following our merger with NorthWestern Energy,” concluded Evans.

Merger with NorthWestern Energy Group, Inc.

Black Hills Corp. and NorthWestern Energy announced a tax-free, all-stock merger on Aug. 19, 2025, which was approved by shareholders of both companies on April 2, 2026. During the first quarter, the companies continued to seek joint approval of the transaction from regulatory commissions in Montana, Nebraska and South Dakota, reaching settlements with certain intervenors in all three states to date. The waiting period was completed under the Hart-Scott-Rodino Act on April 20, 2026, satisfying a U.S. antitrust condition to closing, and the initial public comment period regarding the joint application with the Federal Energy Regulatory Commission closed on Jan. 20, 2026, with a decision expected by mid-2026. The transaction is expected to close in the second half of 2026, subject to the satisfaction or waiver of certain closing conditions.

FIRST-QUARTER 2026 HIGHLIGHTS AND RECENT UPDATES

Electric Utilities

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On April 22, Wyoming Electric entered into an agreement to procure long lead-time generation equipment with a prospective data center customer seeking to construct a 1.8 GW data center to be served under Wyoming Electric’s Large Power Contract Service Tariff. The customer has provided $201 million in refundable contributions in aid of construction to date in support of milestone payments to secure generation equipment. The company continues to negotiate several additional definitive agreements with the prospective customer.

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On March 18, South Dakota Electric filed a rate review request with the Wyoming Public Service Commission seeking approval to recover critical investments since its last rate review in 2014. The rate review requested $5 million of new annual revenue based on a capital structure of 53% equity and 47% debt and a return on equity of 10.5%. The company is seeking new rates in the first quarter of 2027.

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On March 12, South Dakota enacted wildfire liability legislation, effective July 1, 2026, which provides material liability protections for a utility that complies with its published wildfire mitigation plan. South Dakota Electric plans to file its wildfire mitigation plan with the South Dakota Public Utilities Commission in the second half of 2026.

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On Feb. 19, South Dakota Electric filed a rate review request with the South Dakota Public Utilities Commission seeking approval to recover critical investments since its last rate review in 2014. The rate review requested $51 million of new annual revenue based on a capital structure of 53% equity and 47% debt and a return on equity of 10.5%. The company is seeking interim rates to be effective 180 days after filing, with new rates to be finalized in the first quarter of 2027.

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During the first quarter, South Dakota Electric continued construction of its 99 MW, $280 million Lange II gas-fired generation project. The new facility is expected to be completed and in service during the fourth quarter of 2026 to replace generation resources planned for retirement and support updated reserve margin requirements.

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On Jan. 23, Wyoming Electric recorded a new winter and all-time customer peak load of 393 megawatts, surpassing the previous all-time peak of 379 MW on June 20, 2025. The new peak represents an increase of 4% over the prior all-time peak and 20 consecutive years of increasing electric demand in the Cheyenne, Wyoming region.

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During the first quarter of 2026, construction continued on Colorado Electric’s 50-MW battery storage project. The project was approved in 2025 by the Colorado Public Utilities Commission in support of the Colorado Clean Energy Plan. Construction was commenced in 2025, and the project is expected to be completed by year-end 2027. On Feb. 18, 2026, Colorado Electric executed a PPA with a third party to purchase up to 200 MW of solar energy upon construction of a new renewable generation facility, which is expected to be completed in mid-2029.

Gas Utilities

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On March 2, Kansas Gas filed an abbreviated rate review request with the Kansas Corporation Commission seeking $2.4 million in new annual revenue for additional capital placed in service through Dec. 31, 2025. The authorized returns for the additional investment recovery were previously approved during the July 2025 rate review. The capital structure and return on equity were approved under a black box settlement agreement.

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On Dec. 5, 2025, Arkansas Gas filed a rate review request with the Arkansas Public Service Commission seeking approval to recover approximately $147 million of system investments for its natural gas pipeline infrastructure since its last general rate filing in 2023. The rate review requested $29 million of new annual revenue based on a capital structure of 50.2% equity and 49.8% debt and a return on equity of 10.5%. The company is seeking final rates in the second half of 2026.

Corporate and Other

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On April 28, Black Hills’ board of directors approved a quarterly dividend of $0.703 per share payable on June 1, 2026, to common shareholders of record at the close of business on May 15, 2026. On an annualized basis, the dividend represents 56 consecutive years of increases, the second-longest track record in the electric and natural gas industry.

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During the first quarter, the company issued a total of 0.6 million shares of new common stock under its at-the-market equity offering program for net proceeds of $41 million.

2026 ADJUSTED EARNINGS GUIDANCE REAFFIRMED

Black Hills reaffirms its guidance for 2026 adjusted EPS* to be in the range of $4.25 to $4.45, based on the following assumptions:

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Normal weather conditions within our utility service territories;
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Constructive and timely outcomes of utility regulatory dockets;
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Excludes merger-related costs;
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Excludes mark-to-market adjustments;
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Increase in operations and maintenance expense (excludes merger-related costs, depreciation and amortization, and taxes other than income taxes) of approximately 3.5% off 2025 of $580 million;
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Equity issuance between $50 million and $70 million; and
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An effective tax rate of approximately 14% for the full year.

This guidance excludes the expected merger with NorthWestern Energy, which is expected to close in the second half of 2026.

* The 2026 Adjusted EPS guidance shown above is a forward-looking, non-GAAP financial measure. The company is not able to provide comparable GAAP EPS guidance due to items that are not considered representative of the company's underlying operating performance that cannot be reasonably quantified for the full-year period. These items include merger-related costs the company expects to incur in 2026, in addition to any other unplanned items that may affect GAAP results in 2026.

USE OF NON-GAAP FINANCIAL MEASURES

As noted in this earnings release, in addition to presenting its earnings information in conformity with Generally Accepted Accounting Principles (GAAP), the company has presented non-GAAP Adjusted earnings and Adjusted EPS, which reflect adjustments for expenses, gains and losses that the company believes do not reflect ongoing core operating performance, such as costs related to the pending merger with NorthWestern. The company’s management uses non-GAAP measures for financial planning and analysis, for reporting of results to the Board of Directors, in determining performance-based compensation and communicating its earnings outlook to analysts and investors. Non-GAAP financial measures are intended to supplement investors’ understanding of our performance and should not be considered alternatives for financial measures presented in accordance with GAAP. Our non-GAAP measures may not be comparable to those of other companies.

Reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures are included below.

	Three Months Ended March 31,
	2026	2025
	(in millions, except per share amounts)
Net income available for common stock (GAAP)	$131.0	$134.3
Adjustment:
Merger-related costs	4.6	-
Less: tax effect of adjustment	(0.5)	-
Adjustment, net of tax	4.1	-

Adjusted earnings (non-GAAP)	$135.1	$134.3

Weighted average shares, diluted	75.6	71.8

Earnings per share, diluted (GAAP)	$1.73	$1.87
Adjustment:
Merger-related costs	0.06	-
Less: tax effect of adjustment	(0.01)	-
Adjustment, net of tax	0.05	-
Rounding	0.01	-
Adjusted EPS (non-GAAP)	$1.79	$1.87

BLACK HILLS CORPORATION

CONSOLIDATED FINANCIAL RESULTS

(Minor differences may result due to rounding)

	Three Months Ended March 31,
	2026	2025
	(in millions, except per share amount)
Revenue	$780.7	$805.2

Operating expenses:
Fuel, purchased power and cost of natural gas sold	337.9	359.7
Operations and maintenance	148.0	153.7
Depreciation and amortization	74.8	69.2
Taxes other than income taxes	18.1	17.6
Total operating expenses	578.8	600.2

Operating income	201.9	205.0

Interest expense, net	(51.9)	(51.3)
Other income (expense), net	0.7	0.8
Income tax benefit (expense)	(17.6)	(18.1)
Net income	133.1	136.4
Net income attributable to non-controlling interest	(2.1)	(2.1)
Net income available for common stock	$131.0	$134.3

Weighted average common shares outstanding:
Basic	75.4	71.6
Diluted	75.6	71.8

Earnings per share:
Earnings per share, Basic	$1.74	$1.87
Earnings per share, Diluted	$1.73	$1.87

CONSOLIDATING INCOME STATEMENTS - YEAR-TO-DATE

(Minor differences may result due to rounding)

	Consolidating Income Statement
Three Months Ended March 31, 2026	Electric Utilities	Gas Utilities	Corporate and Other	Total
	(in millions)
Revenue	$241.6	$543.1	$(4.0)	$780.7

Fuel, purchased power and cost of natural gas sold	66.8	271.2	(0.1)	337.9
Operations and maintenance	65.1	82.3	0.6	148.0
Depreciation and amortization	40.6	34.2	-	74.8
Taxes other than income taxes	9.2	8.9	-	18.1
Operating income	$59.9	$146.5	$(4.5)	$201.9

Interest expense, net				(51.9)
Other income (expense), net				0.7
Income tax benefit (expense)				(17.6)
Net income				133.1
Net income attributable to non-controlling interest				(2.1)
Net income available for common stock				$131.0

	Consolidating Income Statement
Three Months Ended March 31, 2025	Electric Utilities	Gas Utilities	Corporate and Other	Total
	(in millions)
Revenue	$236.7	$572.4	$(3.9)	$805.2

Fuel, purchased power and cost of natural gas sold	67.2	292.6	(0.1)	359.7
Operations and maintenance	68.8	87.9	(3.0)	153.7
Depreciation and amortization	37.1	32.1	-	69.2
Taxes other than income taxes	9.3	8.3	-	17.6
Operating income	$54.3	$151.5	$(0.8)	$205.0

Interest expense, net				(51.3)
Other income (expense), net				0.8
Income tax benefit (expense)				(18.1)
Net income				136.4
Net income attributable to non-controlling interest				(2.1)
Net income available for common stock				$134.3

Three Months Ended March 31, 2026, Compared to the Three Months Ended March 31, 2025

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Electric Utilities’ operating income increased $5.6 million primarily due to new rates from the Colorado Electric rate review and rider recovery from Wyoming Electric's recently completed Ready Wyoming project, partially offset by unfavorable weather and lower residential and commercial customer usage;
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Gas Utilities’ operating income decreased $5.0 million primarily due to unfavorable weather, partially offset by new rates and rider recovery driven by the Kansas Gas and Nebraska Gas rate reviews and lower operating expenses; and
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Corporate and Other operating loss increased $3.7 million primarily due to costs related to the pending merger with NorthWestern.

OPERATING STATISTICS

Electric Utilities

	Revenue		Quantities Sold
	Three Months Ended March 31,		Three Months Ended March 31,
By Customer Class	2026	2025	2026	2025
	(in millions)		(in GWh)
Retail Revenue -
Residential	$63.1	$66.4	358.9	406.4
Commercial	70.0	68.8	492.2	517.2
Industrial (a)	56.2	48.2	707.4	609.8
Municipal	4.3	4.5	31.1	34.6
Other Retail	3.4	3.4	—	—
Subtotal Retail Revenue - Electric	197.0	191.3	1,589.6	1,568.0
Wholesale	6.0	7.1	140.1	147.8
Market - off-system sales	10.9	11.3	198.3	173.6
Transmission	12.0	12.1	—	—
Other (b)	15.7	14.9	—	—
Total Revenue and Quantities Sold	$241.6	$236.7	1,928.0	1,889.4
Other Uses, Losses, or Generation, net (c)			103.2	94.1
Total Energy			2,031.2	1,983.5

(a)
The increase in industrial revenues and quantities sold for the three months ended Mar. 31, 2026, compared to the same period in 2025, was primarily driven by Wyoming Electric LPCS Tariff and BCIS Tariff customers.
(b)
Includes Integrated Generation, inter-segment rent, and non-regulated services to our retail customers under the Service Guard Comfort Plan and Tech Services.
(c)
Includes company uses and line losses.

	Revenue		Quantities Sold
	Three Months Ended March 31,		Three Months Ended March 31,
By Business Unit	2026	2025	2026	2025
	(in millions)		(in GWh)
Colorado Electric	$69.2	$72.4	495.9	532.3
South Dakota Electric	86.7	86.9	679.7	682.0
Wyoming Electric	74.8	66.6	726.6	645.8
Integrated Generation	10.9	10.8	25.8	29.3
Total Revenue and Quantities Sold	$241.6	$236.7	1,928.0	1,889.4

	Three Months Ended March 31,
	2026		2025
Degree Days	Actual	Variance from Normal	Actual	Variance from Normal
Heating Degree Days:
Colorado Electric	2,001	(21)%	2,733	9%
South Dakota Electric	2,567	(22)%	3,438	5%
Wyoming Electric	2,325	(23)%	3,140	5%
Combined (a)	2.263	(22)%	3,060	7%

Cooling Degree Days:
Colorado Electric	11	N/M	---	---
South Dakota Electric	---	---	---	---
Wyoming Electric	---	---	---	---
Combined (a)	5	N/M	---	---

(a)
Degree days are calculated based on a weighted average of total customers by state.

OPERATING STATISTICS (continued)

Gas Utilities

	Revenue		Quantities Sold and Transported
	Three Months Ended March 31,		Three Months Ended March 31,
By Customer Class	2026	2025	2026	2025
	(in millions)		(Dth in millions)
Retail Revenue -
Residential	$311.7	$344.1	25.2	30.7
Commercial	125.5	134.3	12.2	14.0
Industrial	6.9	6.6	0.9	1.0
Other Retail (a)	14.6	14.7	—	—
Subtotal Retail Revenue - Gas	458.7	499.7	38.3	45.7
Transportation	54.5	57.7	46.2	50.4
Other (b)	29.9	15.0	—	—
Total Revenue and Quantities Sold	$543.1	$572.4	84.5	96.1

(a)
Includes Black Hills Energy Services revenue under the Choice Gas Program.
(b)
Includes inter-segment rent and non-regulated services under the Service Guard Comfort Plan, Tech Services, and HomeServe.

	Revenue		Quantities Sold and Transported
	Three Months Ended March 31,		Three Months Ended March 31,
By Business Unit	2026	2025	2026	2025
	(in millions)		(Dth in millions)
Arkansas Gas	$122.1	$124.8	11.5	13.2
Colorado Gas	90.2	115.8	10.8	13.2
Iowa Gas	93.8	86.8	14.1	15.2
Kansas Gas	60.6	66.1	10.2	11.7
Nebraska Gas	130.9	130.2	26.2	29.6
Wyoming Gas	45.5	48.7	11.7	13.2
Total Revenue and Quantities Sold	$543.1	$572.4	84.5	96.1

	Three Months Ended March 31,
	2026		2025
Heating Degree Days	Actual	Variance from Normal	Actual	Variance from Normal
Arkansas Gas (a)	1,572	(16)%	1,957	2%
Colorado Gas	2,059	(27)%	2,837	2%
Iowa Gas	2,994	(9)%	3,288	(1)%
Kansas Gas (a)	2,034	(15)%	2,616	10%
Nebraska Gas (a)	2,545	(15)%	3,039	2%
Wyoming Gas	2,464	(24)%	3,323	3%
Combined (b)	2,513	(18)%	3,082	1%

(a)
Arkansas Gas and Kansas Gas have weather normalization mechanisms that mitigate the weather impact on Gas Utility margins. Nebraska Gas received NPSC approval to develop a two-year pilot program for a weather normalization mechanism which was effective in August 2025.
(b)
Heating degree days are calculated based on a weighted average of total customers by state excluding Kansas Gas and Nebraska Gas (effective in August 2025) due to their weather normalization mechanisms. Arkansas Gas is partially excluded based on the weather normalization mechanism in effect from November through April.

CONFERENCE CALL AND WEBCAST

Black Hills will host a live conference call and webcast at 11 a.m. EST on Thursday, May 7, 2026, to discuss the company's financial results.

To participate by phone and ask a question during the live broadcast, participants can access the event directly at Black Hills Corp. Conference Q&A. Please allow at least five minutes to register. Upon registration, dial-in information will be provided, including a personal identification number.

To access a listen-only webcast and view presentation slides, please register at Black Hills Corp. Webcast. At the conclusion of the call, a replay of the broadcast will be available at this link and at Black Hills’ investor relations website for up to one year.

AGA FINANCIAL FORUM PARTICIPATION

Leadership from Black Hills Corp. is scheduled to meet with investors and analysts at the 2026 AGA Financial Forum taking place from May 17, 2026, through May 19, 2026. An investor presentation will be available prior to the conference on Black Hills’ website at www.blackhillscorp.com under “Events and Presentations."

ABOUT BLACK HILLS CORP.

Black Hills Corp. (NYSE: BKH) is a customer-focused, growth-oriented utility company with a tradition of improving life with energy and a vision to be the energy partner of choice. Based in Rapid City, South Dakota, the company serves more than 1.37 million natural gas and electric utility customers in eight states: Arkansas, Colorado, Iowa, Kansas, Montana, Nebraska, South Dakota and Wyoming. More information is available at www.blackhillscorp.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. This includes, without limitations, our 2026 earnings guidance, long-term growth target and our expectations for regulatory approvals for and the closing of the merger with NorthWestern Energy. These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation, the risk factors described in Item 1A of Part I of our 2025 Annual Report on Form 10-K and other reports that we file with the SEC from time to time, and the following:

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The accuracy of our assumptions on which our earnings guidance and long-term growth target is based;
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Our ability to obtain adequate cost recovery for our utility operations through regulatory proceedings and favorable rulings on periodic applications to recover costs for capital additions, plant retirements and decommissioning, fuel, transmission, purchased power, and other operating costs and the timing in which new rates would go into effect;
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Our ability to complete our capital program in a cost-effective and timely manner;
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Our ability to execute on our strategy;
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Our ability to successfully execute our financing plans;
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The effects of changing interest rates;
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Our ability to achieve our greenhouse gas emissions intensity reduction goals;
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The impact of future governmental regulation;
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Our ability to overcome the impacts of supply chain disruptions on availability and cost of materials;
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The effects of inflation, tariffs and volatile energy prices;
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Our ability to obtain sufficient insurance coverage at reasonable costs and whether such coverage will protect us against significant losses;
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The expected timing and likelihood of completion and our ability to realize the anticipated benefits of the proposed merger with NorthWestern Energy Group, Inc., including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed acquisition that could reduce anticipated benefits or give rise to the termination of the merger; and
•
Other factors discussed from time to time in our filings with the SEC.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time-to-time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations:
Sal Diaz
Phone	605-399-5079
Email	investorrelations@blackhillscorp.com

Media Contact:
24-hour Media Assistance	888-242-3969